UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

WCI Communities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36023	27-0472098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive Bonita Springs, Florida	34134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 947-2600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 13, 2015, WCI Communities, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). A total of 24,920,335 shares of common stock were present or represented by proxy at the meeting, representing approximately 95.5% of the Company’s total outstanding common stock as of March 24, 2015, the record date for the Annual Meeting. Below are the voting results on proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission on April 2, 2015.

Item 1—Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Patrick J. Bartels, Jr.	22,083,184	1,270,156	1,566,995
Keith E. Bass	23,220,604	132,736	1,566,995
Michelle MacKay	23,255,743	97,597	1,566,995
Darius G. Nevin	22,811,115	542,225	1,566,995
Stephen D. Plavin	22,544,508	808,832	1,566,995
Charles C. Reardon	22,796,845	556,495	1,566,995
Christopher E. Wilson	22,089,953	1,263,387	1,566,995

Based on the foregoing votes, each of the seven nominees named in the table above was elected and will serve as a director until the 2016 annual meeting of stockholders and until such director’s successor is duly elected and qualified or, if earlier, such director’s death, resignation or removal.

Item 2—Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions

24,907,965	11,893	477

Based on the foregoing votes, the Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

/s/ Vivien N. Hastings
Vivien N. Hastings
Senior Vice President, Secretary and General Counsel

Date: May 15, 2015

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